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                                 AMENDED AND RESTATED
                                   PROMISSORY NOTE

$4,879,875.29                                          Las Vegas, Nevada
                                                       As of October 1, 1998


     This Amended and Restated Promissory Note (the "Note") amends and restates in its entirety the Promissory Note dated August 20, 1993 in the original principal amount of $6,601,909.00 (the "Original Note") by Sahara Casino Partners, L.P. ("SCP") and Sahara Resorts in favor of Sierra Construction Corp. ("Lender").

     FOR VALUE RECEIVED, Santa Fe Gaming Corporation ("Santa Fe"), successor in interest to SCP, hereby promises to pay to Lender on December 31, 2001, the principal sum of FOUR MILLION EIGHT HUNDRED SEVENTY-NINE THOUSAND EIGHT HUNDRED SEVENTY-FIVE DOLLARS AND TWENTY-NINE CENTS ($4,879,875.29), or such lessor principal amount as may then be outstanding hereunder, together with interest on the balance remaining unpaid and accruing on and from the date hereof until paid in full at the rate of prime plus 2% as established by the Bank of America-Nevada. Interest shall be calculated for the actual number of days elapsed on the basis of a 360-day year.

     Santa Fe shall make monthly payments of interest, with payments being made in arrears and due upon the first day of November 1998 and on the first day of each month thereafter.

     This Note may be prepaid in full or in part at any time without penalty. Any payment hereunder shall be applied first to unpaid accrued interest and the balance, if any, shall be applied to principal.

     This Note shall be prepaid without penalty as provided in clauses (a) through (e) below. Any payment hereunder shall be applied first to unpaid accrued interest and the balance, if any, shall be applied to principal.

          (a) EXECUTION OF AMENDED AND RESTATED PROMISSORY NOTE. Concurrent with, and as a condition to, the execution and delivery of this Note and the cancellation and satisfaction in full of the Original Note, Santa Fe shall pay to Lender in cash principal in the amount of NINETY-TWO THOUSAND EIGHT HUNDRED FIFTY-THREE DOLLARS AND FIFTY-SEVEN CENTS ($92,853.57), together with accrued and unpaid interest thereon to the date of payment, after which prepayment the outstanding principal balance of this Note will be FOUR MILLION SEVEN HUNDRED EIGHT-SEVEN THOUSAND TWENTY-ONE DOLLARS AND SEVENTY-TWO CENTS ($4,787,021.72).

          (b) REDEMPTION OF PIONEER BONDS. If, after the date of this Amended and Restated Note, Pioneer Finance Corp. ("PFC"), Pioneer Hotel, Inc., Santa Fe or any of Santa Fe's subsidiaries purchases for cash and retires PFC's 13 1/2% First Mortgage Bonds due December 1998 (the "Pioneer Bonds"), including any Pioneer Bonds that may

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     be purchased and retired in connection with a proposed consent solicitation by PFC, Santa Fe shall, within 120 days of any such purchase and retirement but subject to the last sentence of this clause (b), prepay the principal amount outstanding hereunder in an amount determined by multiplying the principal amount then outstanding hereunder by a fraction, the numerator of which is the principal amount of Pioneer Bonds so purchased and retired, and the denominator of which is the principal amount of Pioneer Bonds outstanding immediately prior to such purchase, together with accrued and unpaid interest thereon to the date of payment. Notwithstanding the foregoing, no prepayment shall be required to be made under this clause (b) until the principal amount to be repaid, taking into account all purchases and retirements of Pioneer Bonds that would require a prepayment under this clause (b) but for this sentence, equals or exceeds $100,000.00.

          (c) SALE OF ALL OR SUBSTANTIALLY ALL OF THE ASSETS OF SANTA FE HOTEL INC. If (i) Santa Fe Hotel Inc. ("SFHI") sells all or substantially all of its assets to an unaffiliated party (an "Asset Sale") and distributes to Santa Fe any Net Cash Proceeds (as defined in clause (e) from the Asset Sale, and (ii) Santa Fe uses all or a portion of any such distribution to purchase for cash and retire Pioneer Bonds, then Santa Fe shall, within 120 days of any such purchase and retirement, prepay the principal amount outstanding hereunder in an amount determined by multiplying the principal amount then outstanding hereunder by a fraction, the numerator of which is the principal amount of Pioneer Bonds purchased for cash from any such distribution and retired, and the denominator of which is the principal amount of Pioneer Bonds outstanding immediately prior to such purchase, together with accrued and unpaid interest thereon to the date of payment.

          (d) SALE OF WET 'N WILD PARCEL. If (i) Sahara Las Vegas Corp. ("SLVC") sells its 27 acre parcel of real property located on Las Vegas Boulevard South to an unaffiliated party (the "Wet 'N Wild Sale") and distributes to its stockholders any Net Cash Proceeds, (ii) any of such stockholders distributes to Santa Fe any portion of such distribution, and
     (iii) Santa Fe uses all or a portion of any such distribution to purchase for cash and retire Pioneer Bonds, then Santa Fe shall, within 120 days of such purchase and retirement, prepay the principal amount outstanding hereunder in an amount determined by multiplying the principal amount then outstanding hereunder by a fraction, the numerator of which is the principal amount of Pioneer Bonds purchased for cash from any such distribution and retired, and the denominator of which is the principal amount of Pioneer Bonds outstanding immediately prior to such purchase, together with accrued and unpaid interest thereon to the date of payment.

          (e) NET CASH PROCEEDS. For purposes of clauses (c) and (d) of this paragraph, "Net Cash Proceeds" shall mean the aggregate cash proceeds received by SFHI or SLVC, as the case may be, in respect of an Asset Sale or the Wet 'N Wild Sale, net of the direct costs relating to such Asset Sale or Wet 'N Wild Sale (including, without limitation, legal, accounting and investment banking fees, and sales commissions) and any relocation expenses incurred as a result thereof, taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements), amounts required to be applied to the repayment of indebtedness secured by a lien on the asset or assets that were the subject of such Asset Sale or Wet 'N Wild Sale and any


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     reserve established by SFHI or SLVC, as the case may be, in accordance with generally accepted accounting principles against any liabilities associated with such Asset Sale or Wet 'N Wild Sale and retained by SFHI or SLVC, as the case may be, or any of such corporations' affiliates after such Asset Sale or Wet 'N Wild Sale.

     All payments on account of principal and interest shall be made in lawful money of the United States of America at such place as the holder hereof may from time to time designate in writing to the Santa Fe.

     This Note shall be governed and construed in accordance with the laws of the State of Nevada and the courts of the State of Nevada shall have exclusive jurisdiction.

     Should payment of any principal or interest not be made when due, Santa Fe shall be in default under this Note. If such default is not cured within fifteen (15) days from the date thereof, the whole sum of principal and interest shall become immediately due and payable at the option of the holder, and the holder may thereafter exercise any and all rights and remedies it may possess at law or in equity for the collection of this obligation.


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     In addition to and not in limitation of the foregoing, Santa Fe further agrees to pay costs and reasonable attorney's fees incurred by the holder of this Note in endeavoring to collect any amounts payable hereunder which are not paid when due.


                                         SANTA FE GAMING CORPORATION, a
                                         Nevada corporation,


                                         By:
                                            ------------------------------------
                                         Its:
                                             -----------------------------------


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